UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
May 28, 2021
Date of Report (date of earliest event reported)
XPEL, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38858	20-1117381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

618 W. Sunset Road
San Antonio	Texas	78216
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (210) 678-3700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XPEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events

On May 28, 2021, John Constantine, a director XPEL, Inc. (the “Company”), adopted a Rule 10b5-1 trading plan (the “Constantine Plan”) with a broker to sell up to 325,600 shares of common stock of the Company. Mr. Constantine has advised the Company that he entered into the Constantine Plan as part of his personal long-term investment strategy for asset diversification and liquidity.

Pursuant to the Constantine Plan, the brokerage firm may sell up to 325,600 shares during six selling periods beginning on June 28, 2021 and ending on November 19, 2021. Any unsold shares that remain at the end of a selling period will be carried over to a subsequent trading date and when the limit price is met but only until November 19, 2021 at which time the Constantine Plan will terminate. Mr. Constantine will have no control over the timing of his stock sales under the Constantine Plan, and all transactions under the Constantine Plan will be reported by Mr. Constantine through individual Form 4 and Form 144 filings with the Securities and Exchange Commission.

On May 28, 2021, Mark Adams, a director of the Company, adopted a Rule 10b5-1 trading plan (the “Adams Plan”) with a broker to sell up to 700,000 shares of common stock of the Company. Mr. Adams has advised the Company that he entered into the Adams Plan as part of his personal long-term investment strategy for asset diversification and liquidity.

Pursuant to the Adams Plan, the brokerage firm may sell up to 700,000 shares during 11 selling periods beginning on June 28, 2021 and ending on November 26, 2021. Any unsold shares that remain at the end of a selling period will be carried over to a subsequent trading date and when the limit price is met but only until November 26, 2021 at which time the Adams Plan will terminate. Mr. Adams will have no control over the timing of his stock sales under the Adams Plan, and all transactions under the Adams Plan will be reported by Mr. Adams through individual Form 4 and Form 144 filings with the Securities and Exchange Commission.

Both of these plans are intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Rule 10b5-1 allows corporate insiders to establish prearranged written stock trading plans.

A Rule 10b5-1 plan must be entered into in good faith at a time when the insider is not aware of material, non-public information. Subsequent receipt by the insider of material, non-public information will not prevent prearranged transactions under Rule 10b5-1 from being executed. Using a Rule 10b5-1 Plan, individuals can prudently and gradually diversify their investment portfolios over an extended period of time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPEL, Inc.

Dated: June 2, 2021	By: /s/ Barry R. Wood
Barry R. Wood
Senior Vice President and Chief Financial Officer